Bear Stearns Capital Trust II
November 4, 1998
Page 1

                 [Letterhead of Richards, Layton & Finger, P.A.]


                                November 4, 1998


Bear Stearns Capital Trust II
c/o The Bear Stearns Companies, Inc.
245 Park Avenue
New York, New York 10167

     Re:  Bear Stearns Capital Trust II

Ladies and Gentlemen:

     We have acted as special Delaware counsel for The Bear Stearns Companies Inc., a Delaware corporation ("Bear Stearns"), and Bear Stearns Capital Trust II, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust, dated November 4, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 4, 1998;

     (b) The Trust Agreement of the Trust, dated as of November 4, 1998, among Bear Stearns, the trustees of the Trust named therein and the administrators named therein;

     (c) A form of Amended and Restated Trust Agreement of the Trust (including Exhibits A, B and C thereto) (the "Trust Agreement"), to be entered into among Bear Stearns, as depositor, the trustees of the Trust named therein, the administrators named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to the Registration Statement (as defined below);

     (d) The Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus ("Prospectus"), relating to the Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a

Bear Stearns Capital Trust II
November 4, 1998
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"Preferred Security" and collectively, the "Preferred Securities"), as proposed to be filed by Bear Stearns, the Trust and others with the Securities and Exchange Commission on or about November 4, 1998; and

     (e) A Certificate of Good Standing for the Trust, dated November 4, 1998, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust

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November 4, 1998
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Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     To the extent that Section 10.4 of the Trust Agreement provides that the Trust Agreement is governed by laws other than the laws of the State of Delaware, we express no opinion concerning Section 10.4 of the Trust Agreement or the effect of Section 10.4 of the Trust Agreement on the Trust Agreement.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     .    The  Trust has been  duly  created  and is  validly  existing  in good standing as a business trust under the Delaware Business Trust Act.

     .    The Preferred  Securities  will  represent  valid and,  subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     . The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as

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November 4, 1998
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stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                       Very truly yours,


                                       /s/Richards, Layton & Finger, P.A.

BJK/DLD